Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-253430 and 333-253430-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2.750% Senior Notes due 2031	400,000,000	98.552%	$394,208,000	$43,008.09(1)

(1)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee was deferred at the time of filing of the registration statement on Form S-3, filed with the Securities and Exchange Commission on February 24, 2021 (File No. 333-254280 and 333-253430-01), pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

PROSPECTUS SUPPLEMENT

(To prospectus dated February 24, 2021)

$400,000,000

Tanger Properties Limited Partnership

2.750% Senior Notes Due 2031

Tanger Properties Limited Partnership is offering $400.0 million aggregate principal amount of 2.750% Senior Notes due 2031 (the “notes”). We will pay interest on the notes semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2022. The notes will mature on September 1, 2031. We may redeem some or all of the notes at our option, at any time in whole or from time to time in part, at the applicable redemption prices described under “Description of Notes—Optional Redemption.”

The notes will be our senior unsecured obligations and will rank equally with all other senior unsecured and unsubordinated indebtedness of Tanger Properties Limited Partnership from time to time outstanding. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or have the notes quoted on any automated dealer quotation system.

Investing in the notes involves risks. See “ Risk Factors ” beginning on page S-5 of this prospectus supplement, page 3 in the accompanying prospectus and beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference.

	Per Note	Total
Public offering price(1)	98.552%	$394,208,000
Underwriting discount	0.65%	$2,600,000
Proceeds to us (before expenses)(1)	97.902%	$391,608,000

(1)	Plus accrued interest, if any, from August 10, 2021 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank, S.A./N.V. on or about August 10, 2021.

Joint Book-Running Managers

Wells Fargo Securities	Truist Securities	US Bancorp	BofA Securities

Co-Managers

Regions Securities LLC	Scotiabank	TD Securities	Stifel

The date of this prospectus supplement is August 5, 2021

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in the notes. These documents contain important information you should consider before making your investment decision. This prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us contain the terms of this offering of notes. The accompanying prospectus contains information about our securities generally, some of which does not apply to the notes covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus filed by us and the information incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, the term the “Operating Partnership” refers to Tanger Properties Limited Partnership and its consolidated subsidiaries and the term “Company” refers to Tanger Factory Outlet Centers, Inc. and its consolidated subsidiaries. The terms “we,” “our” and “us” refer to the Operating Partnership or the Operating Partnership and the Company together with their consolidated subsidiaries, as the context requires.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (Reg. No. 333-253430 and 333-253430-01) with respect to the securities we are offering. This prospectus supplement does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site, http://www.sec.gov, which contains this registration statement, including its exhibits and schedules, and reports, proxy and information statements and other information regarding registrants, including the Operating Partnership, that file electronically with the SEC. You may also obtain these materials

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from us at no cost by directing a written or oral request to us at Tanger Factory Outlet Centers, Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary, or by calling our Investor Relations Department at (336) 834-6892, or at our website at www.tangeroutlet.com. Except for the documents described below, information on our website is not otherwise incorporated by reference into this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. The information that we incorporate by reference is considered a part of this prospectus supplement and information that we file later with the SEC prior to the termination of this offering will automatically update and supersede the information contained in this prospectus supplement. We incorporate by reference the following documents that the Company, or the Company and the Operating Partnership filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 23, 2021;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2021;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 7, 2021 and August 3, 2021, respectively; and

•	Current Reports on Form 8-K filed with the SEC on January 5, 2021, February 24, 2021, March 31, 2021, April 5, 2021, April 6, 2021, May 10, 2021, May 24, 2021, June 4, 2021 and July 14, 2021.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02, 7.01 or 9.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

The Company and the Operating Partnership are also incorporating by reference additional documents that either may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until all of the securities covered by this prospectus supplement are sold. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, beliefs and expectations, are generally identifiable by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or similar expressions. Such forward-looking statements include, but are not limited to, statements regarding: the expected impact of the novel coronavirus (“COVID-19”) pandemic on our business, financial results and financial condition; our ability to raise additional capital, including via future issuances of equity and debt, and the use of proceeds from such issuances; our results of operations and financial condition; capital expenditure and working capital needs and the funding thereof; the repurchase of the Company’s common shares, including the potential use of a 10b5-1 plan to facilitate repurchases; future dividend payments; the possibility of future asset impairments; potential developments, expansions, renovations, acquisitions or dispositions of outlet centers; compliance with debt covenants; renewal and re-lease of leased space; the outlook for the retail environment, potential bankruptcies, and other store closings; the outcome of legal proceedings arising in the normal course of business; and real estate joint ventures. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. We do not guarantee that the transactions, events and other developments described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the risk factors included in this prospectus supplement and the documents incorporated herein by reference, including those set forth under the heading “Risk Factors”;

•

changes in our industry and changes in the real estate markets in particular, either nationally or regionally and the potential adverse impact on us or our tenants from the COVID-19 (coronavirus) pandemic;

•	the use of proceeds from this offering;

•	our inability to develop new outlet centers or expand existing outlet centers successfully;

•	risks related to the economic performance and market value of our outlet centers;

•	the relative illiquidity of real property investments;

•	impairment charges affecting our properties;

•	our dispositions of assets may not achieve anticipated results;

•	competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified;

•	environmental regulations affecting our business;

•	risk associated with a possible terrorist activity or other acts or threats of violence and threats to public safety;

•	our dependence on rental income from real property;

•	our dependence on the results of operations of our retailers;

•	the fact certain of our lease agreements include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration;

•	the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours;

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•	risks associated with climate change;

•	risks related to uninsured losses;

•	risks related to changes in consumer spending habits;

•	risks associated with our Canadian investments;

•	risks associated with attracting and retaining key personnel;

•	risks associated with debt financing;

•	risk associated with the Operating Partnership’s guarantees of debt for, or other support we may provide to, joint venture properties;

•	the effectiveness of our interest rate hedging arrangements;

•	uncertainty relating to the phasing out of the London Interbank Offered Rate (“LIBOR”);

•	risk associated with our interest rate hedging arrangements;

•	our potential failure to qualify as a real estate investment trust (“REIT”);

•	our legal obligation to make distributions to our shareholders;

•	legislative or regulatory actions that could adversely affect our shareholders;

•	our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; and

•	the risk of a cyber-attack or an act of cyber-terrorism.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus supplement, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the sections entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and the information set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information in our other filings under the Exchange Act that are incorporated herein by reference. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should read the prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference, including the information set forth under the heading “Risk Factors” and the financial data and related notes. Unless otherwise indicated, property and financial information in this prospectus supplement is presented as of, or for the six months ended, June 30, 2021. Unless the context requires otherwise, references in this prospectus supplement to the “company,” “we,” “us,” “our” or “our company” are to Tanger Factory Outlet Centers, Inc., a North Carolina corporation, together with its consolidated subsidiaries, and the term “Operating Partnership” refers to Tanger Properties Limited Partnership and subsidiaries.

The Operating Partnership and the Company

The Operating Partnership

We are one of the largest owners and operators of outlet centers in the United States and Canada. We are a fully-integrated, self-administered and self-managed REIT, and, through our controlling interest in the Operating Partnership, we focus exclusively on developing, acquiring, owning, operating and managing outlet shopping centers. Our outlet centers and other assets are held by, and all of our operations are conducted by, the Operating Partnership and its subsidiaries. Accordingly, the descriptions of the business, employees and properties of the company are also descriptions of the business, employees and properties of the Operating Partnership. As of June 30, 2021, our consolidated portfolio consisted of 30 outlet centers in 18 states with a total gross leasable area of approximately 11.5 million square feet. We also had partial ownership interests in 6 unconsolidated outlet centers totaling approximately 2.1 million square feet, including 2 outlet centers in Canada.

We own the majority of the units of partnership interest issued by the Operating Partnership through its two wholly-owned subsidiaries, Tanger GP Trust and Tanger LP Trust. Tanger GP Trust controls the Operating Partnership as its sole general partner. Tanger LP Trust holds a limited partnership interest. As of June 30, 2021, the Company, through its ownership of Tanger GP Trust and Tanger LP Trust, owned 103,620,580 units of the Operating Partnership and other limited partners (the “Non-Company LPs”) collectively owned 4,794,643 Class A common limited partnership units. Each Class A common limited partnership unit held by the Non-Company LPs is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s status as a REIT. Class B common limited partnership units, which are held by Tanger LP Trust, are not exchangeable for common shares of the Company.

We operate the Company and the Operating Partnership as one enterprise. The management of the Company consists of the same members as the management of the Operating Partnership. These individuals are officers of the Company and employees of the Operating Partnership. The individuals that comprise the Company’s Board of Directors are also the same individuals that make up Tanger GP Trust’s Board of Trustees

Our common shares are listed on the New York Stock Exchange under the symbol “SKT.” We were incorporated in North Carolina in March 1993. We elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with the tax year ended December 31, 1993. We conduct all of our business and own all of our properties through the Operating Partnership, in what is commonly referred to as an “UPREIT” structure.

Our principal executive offices are located at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408. Our telephone number is (336) 292-3010.

Recent Developments

COVID-19 Pandemic

The current novel COVID-19 pandemic has had, and will continue to have, repercussions across local, national and global economies and financial markets. COVID-19 has impacted all states where our tenants operate their businesses or where our properties are located and measures taken to prevent or remediate COVID-19, including “shelter-in-place” or “stay-at-home” orders or other quarantine mandates issued by local, state or federal authorities, have had an adverse effect on our business and the businesses of our tenants. The full extent of the adverse impact on, among other things, our results of operations, liquidity (including our ability to access capital markets), the possibility of future impairments of long-lived assets or our investments in unconsolidated joint ventures, our compliance with debt covenants, our ability to collect rent under our existing leases, our ability to renew and re-lease our leased space, the outlook for the retail environment, bankruptcies and potential further bankruptcies or other store closings and our ability to develop, acquire, dispose or lease properties for our portfolio, is unknown and will depend on future developments, which are highly uncertain and cannot be predicted. Our results of operations, liquidity and cash flows have been and may continue to be in the future materially affected.

Due to the COVID-19 pandemic, a number of our tenants requested rent deferrals, rent abatements or other types of rent relief during this pandemic. As a response, in late March 2020, we offered all tenants in our consolidated portfolio the option to defer 100% of April and May rents interest free, payable in equal installments due in January and February of 2021.

As of June 30, 2021, contractual fixed rents billed during 2020 that were deferred as a direct result of the COVID-19 pandemic and remain outstanding totaled $1.4 million. Through July 30, 2021, the Company had collected 94% of 2020 rents deferred until 2021 and had collected 98% of the 2020 deferred rents due to be repaid through the second quarter of 2021.

The extent of future tenant requests for rent relief and the impact on our results of operations and cash flows is uncertain and cannot be predicted at this time. If store closures were to occur again in our domestic markets, this could have a material adverse impact on our financial position and results of operations.

THE OFFERING

The offering terms are summarized below solely for your convenience. This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the discussion under the caption “Description of Notes” beginning on page S-10 in this prospectus supplement.

Issuer	Tanger Properties Limited Partnership, a North Carolina limited partnership.

Securities Offered	$400.0 million aggregate principal amount of 2.750% Senior Notes due 2031.

Maturity Date	The notes will mature on September 1, 2031.

Interest Payment Dates	Semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2022.

Optional Redemption	We may redeem the notes, in whole at any time or in part from time to time, at our option, on not less than 15 nor more than 60 days’ notice, at the applicable redemption price described under “Description of Notes—Optional Redemption.”

Ranking	The notes:

•	will be our senior unsecured obligations;

•	will rank equally and ratably with all our existing and future senior unsecured and unsubordinated indebtedness;

•	will be senior to any of our future subordinated indebtedness and other liabilities;

•	will be effectively junior to any of our secured debt to the extent of the assets securing such indebtedness and other liabilities; and

•	will be structurally junior to all existing and future indebtedness and other liabilities of our subsidiaries.

See “Description of Notes—Ranking.”

Covenants	The indenture under which the notes will be issued will contain covenants restricting our ability, subject to certain exceptions, to incur debt secured by liens, or to merge or consolidate with another entity or sell all or substantially all of our assets to another person. See “Description of Notes—Additional Covenants of the Operating Partnership.”

Lack of a Public Market for the Notes	The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or have the notes quoted on any automated dealer quotation system. There can be no assurance regarding:

•	any future development or liquidity of a trading market for either series of notes;

•	your ability to sell your notes at all; or

•	the prices at which you may be able to sell your notes.

Use of Proceeds	We intend to use the net proceeds from this offering to redeem all of our outstanding 3.875% Senior Notes due 2023 (the “2023 Notes”) and all of our outstanding 3.750% Senior Notes due 2024 (the “2024 Notes”). The remainder will be used for general corporate purposes. See “Use of Proceeds.”

Conflicts of Interest	Affiliates of Wells Fargo Securities, LLC, one of the underwriters, own a portion of the 2023 Notes being redeemed and therefore will receive a pro rata portion of net proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Settlement Date	Delivery of the notes will be made against payment therefor on or about August 10, 2021.

Trustee	U.S. Bank National Association.

Form and Denominations	The notes will be issued and maintained in book-entry form registered in the name of the nominee of The Depositary Trust Company. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Sinking Fund	The notes are not entitled to any sinking fund payments.

Risk Factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus for other information you should consider before buying our notes.

RISK FACTORS

An investment in the notes involves risks. In addition to the matters discussed under the heading “Risk Factors” beginning on page 3 of the accompanying prospectus, on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2020, and other information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus filed by us and other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors before deciding to invest in the notes. If any of the risks below or included or incorporated by reference in the prospectus supplement or the accompanying prospectus were to occur, our business, financial condition, results of operations and liquidity could be materially adversely affected. This may affect our ability to pay interest on the notes or repay the principal when due, and you may lose all or part of your investment.

Risks Related to the Notes

The notes will not be guaranteed by the Company or any of our subsidiaries and will be effectively subordinated to all existing and future liabilities of our subsidiaries and our secured indebtedness.

The notes are exclusive obligations of the Operating Partnership. In the event of a bankruptcy, liquidation or similar proceedings involving any of our subsidiaries, the creditors of that subsidiary (including, in the case of any subsidiary that has guaranteed any of our existing or future indebtedness, our creditor with respect to the guaranteed indebtedness) will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to us.

The notes are unsecured and therefore will be effectively subordinated to any secured indebtedness we may incur to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, administration, reorganization, or other insolvency or bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of the liabilities of our subsidiaries.

We are subject to the risks associated with debt financing.

We are subject to the risks associated with debt financing, including the risk that the cash provided by our operating activities will be insufficient to meet required payments of principal and interest. Disruptions in the capital and credit markets may adversely affect our operations, including the ability to fund the planned capital expenditures and potential new developments or acquisitions. Further, there is the risk that we will not be able to repay or refinance existing indebtedness or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we are unable to access capital markets to refinance our indebtedness on acceptable terms, we might be forced to dispose of properties on disadvantageous terms, which might result in losses.

As of June 30, 2021, we had $300.0 million outstanding in unsecured term loans, $76.9 million in mortgage loans and no amounts outstanding on our unsecured lines of credit, all of which are subject to variable interest rates. We have entered into interest rate protection agreements that effectively fix the base LIBOR rate at an average of 0.54 % on notional amounts aggregating $300.0 million for the unsecured term loans. While we mitigate some of the risk associated with variable interest rates through hedging, we do not mitigate all such risks. As a result, interest rate fluctuations that are not hedged could affect our operating results. We maintain unsecured lines of credit that, following the amendment to our unsecured lines of credit in July 2021, provide for borrowings of up to $520.0 million. Changes in economic conditions outside our control could result in higher interest expense and reduce the funds available for capital expenditures, potential new developments or acquisitions, operations or other purposes.

The indenture permits us to incur additional debt.

The indenture under which the notes will be issued permits us to incur substantial additional debt. Our incurrence of additional debt may have important consequences for you as a holder of notes, including making it more difficult for us to satisfy our obligations with respect to the notes. As of June 30, 2021, our total indebtedness was approximately $1.4 billion. In addition, as of June 30, 2021 and as of the date of this prospectus supplement, we had no amounts outstanding under our unsecured lines of credit. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including guarantees, of our subsidiaries.

There is no established trading market for the notes.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or have the notes quoted on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes; however, the underwriters are not obligated to do so. The underwriters may discontinue any market-making at any time, and there is no assurance that an active public market for the notes will develop or, if it develops, that it will be maintained. Further, declines and volatility in the market for securities generally, as well as changes in our financial performance or prospects, may adversely affect the liquidity of, and trading market for, the notes.

The Company is required by law to make distributions to its shareholders and therefore we must make distributions to the Company.

To obtain the favorable tax treatment associated with its qualification as a REIT, generally, the Company is required to distribute to its common and any preferred shareholders at least 90% of its taxable income (excluding net capital gains) each year. The Company depends upon distributions or other payments from us to make distributions to its shareholders. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowing will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to make such distributions and also pay our debt, including to pay amounts due on the notes.

Our credit ratings may not reflect all risks of your investment in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive and other factors that may be beyond our control.

Based on our current operations, we believe our cash flow from operations, available cash and available borrowings under our credit facilities will be adequate to meet our future liquidity needs for the next several years barring any unforeseen circumstances which are beyond our control. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowing will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, before maturity. We cannot assure you that we will be able to refinance any of our debt, including our credit facilities, the existing senior notes or the notes, on commercially reasonable terms or at all.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We are not able to predict the future level of market interest rates.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $390.7 million, after deducting the underwriting discount and our estimated expenses related to this offering. We intend to use such net proceeds to redeem all of our outstanding 2023 Notes and 2024 Notes. The remainder will be used for general corporate purposes. The 2023 Notes are currently redeemable a total redemption price equal to the sum of the present values as of the date of redemption of the remaining scheduled payments of principal of the interest on the 2023 Notes (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date at a comparable treasury rate plus a spread of 25 basis points, plus accrued and unpaid interest on the 2023 Notes, if any, to but not including such redemption date. The 2024 Notes are currently redeemable a total redemption price equal to the sum of the present values as of the date of redemption of the remaining scheduled payments of principal of the interest on the 2024 Notes (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date at a comparable treasury rate plus a spread of 25 basis points, plus accrued and unpaid interest on the 2024 Notes, if any, to but not including such redemption date. As of the date of this prospectus supplement, approximately $100.0 million in aggregate principal amount of the 2023 Notes and approximately $250.0 million in aggregate principal amount of the 2024 Notes remain outstanding.

As of the date of this prospectus supplement, we have not issued a notice of redemption in respect of the 2024 Notes.

The 2023 Notes accrue interest at a rate of 3.875% per annum and mature on December 1, 2023. The 2024 Notes accrue interest at a rate of 3.750% per annum and mature on December 1, 2024.

Affiliates of Wells Fargo Securities, LLC, one of the underwriters, own a portion of the 2023 Notes being redeemed and therefore will receive a pro rata portion of net proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth the Operating Partnership’s capitalization as of June 30, 2021 on (i) an actual basis and (ii) an as adjusted basis giving effect to the sale by us of $400.0 million in senior unsecured notes pursuant to this prospectus supplement and the estimated net proceeds from the offering of approximately $390.7 million, after deducting the underwriting discount and estimated offering expenses, and the expected application of the net proceeds from the issuance and sale of the notes and cash on hand. You should read the information included in the table below in conjunction with our consolidated financial statements and the related notes included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2021
	Actual	As Adjusted
	(unaudited)
	(in thousands)
Cash and cash equivalents	$107,204	$115,512	(1)
Debt:
Senior, unsecured notes, net	$992,592	$1,035,300	(2)
Unsecured term loans, net	298,106	298,106
Mortgages payable, net	77,904	77,904
Unsecured lines of credit	—	—

Total debt	1,368,602	1,411,310

Total partners’ equity	523,485	523,485

Total capitalization	$1,892,087	$1,934,795

(1)	Gives effect to the payment of an estimated make-whole premium of approximately $32.4 million.
(2)	Gives effect to the redemption of the 2023 Notes and 2024 Notes of an aggregate of $348.0 million net of carrying value.

DESCRIPTION OF NOTES

The following description of some of the particular terms of the notes offered by this prospectus supplement supplements and, to the extent inconsistent with the accompanying prospectus, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. The following statements relating to the notes and the Indenture (as defined below) are summaries of provisions contained in the notes and the Indenture and do not purport to be complete. These statements are qualified in their entirety by reference to the provisions of the notes and the Indenture. Copies of the Indenture are available upon request. Capitalized terms used under this caption, but not otherwise defined, shall have the meanings given to them in the accompanying prospectus or, if not defined in the prospectus, in the Indenture.

The notes constitute debt securities (which are more fully described in the accompanying prospectus) to be issued pursuant to an indenture dated as of March 1, 1996, between the Operating Partnership, the Company and U.S. Bank National Association, as trustee (the “Trustee”), and supplemented by the Twelfth Supplemental Indenture to be dated as of August 10, 2021, which we refer to collectively in this prospectus supplement as the “Indenture”. The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The notes are subject to all those terms, and investors are referred to the Indenture and the TIA for a statement of those terms.

General

The notes will be a separate series of debt securities under the Indenture, limited initially in aggregate principal amount to $400.0 million. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, and we may issue debt securities in one or more series up to the aggregate amount authorized by us for each series. We may, without the consent of the holders of the notes, re-open this series of notes and issue additional notes of this series under the Indenture in addition to the $400.0 million of notes authorized as of the date of this prospectus supplement on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby (as determined by us). Any such additional notes shall be part of the same series of debt securities issued under the Indenture as the notes offered by this prospectus supplement.

The notes will be issued only in fully registered form, without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The notes will be evidenced by a global note (the “Global Note”), in book-entry form, except under the limited circumstances described below under “—Book-Entry System.” Notices or demands to or upon the Operating Partnership in respect of the notes and the Indenture may be served and, if notes are issued in definitive certificated form, notes may be surrendered for payment, registration of transfer or exchange, at the office or agency of the Operating Partnership maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the office of the Trustee, which on the date of this prospectus supplement is located at U.S. Bank National Association, Attention: Corporate Trust, 1 Federal Street, 3rd Floor, Boston, MA 02110.

Reference is made to the section titled “Description of Debt Securities and Guarantees—Certain Covenants” in the accompanying prospectus, as supplemented and modified by “—Additional Covenants of the Operating Partnership” below for a description of certain covenants applicable to the notes. Compliance with these covenants generally may be waived if the holders of a majority in principal amount of the outstanding notes consent to such waiver. In addition, the defeasance and covenant defeasance provisions of the Indenture described under “Description of Debt Securities and Guarantees—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes; covenant defeasance will be applicable with respect to the covenants described in the accompanying prospectus under “Description of Debt Securities and Guarantees — Certain Covenants” (except the covenant requiring the Operating Partnership to preserve and keep in full force and effect its corporate existence) and the covenants described below under “—Additional Covenants of the Operating Partnership.”

Except as described under “Description of Debt Securities and Guarantees—Merger, Consolidation or Sale” in the accompanying prospectus or “—Additional Covenants of the Operating Partnership” below, the Indenture does not contain any provisions that would afford holders of the notes protection in the event of

•	a highly leveraged or similar transaction involving the Operating Partnership,

•	a change of control, or

•	a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the holders of the notes.

In addition, subject to the limitations set forth under “Description of Debt Securities and Guarantees—Merger, Consolidation or Sale” in the accompanying prospectus, the Operating Partnership may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership with another entity that would increase the amount of the Operating Partnership’s indebtedness or substantially reduce or eliminate the Operating Partnership’s assets, which may have an adverse effect on the Operating Partnership’s ability to service its indebtedness, including the notes.

The Company has no present intention of engaging in a highly leveraged or similar transaction involving the Operating Partnership. In addition, certain restrictions on ownership and transfers of the Company’s stock designed to preserve its qualification as a REIT may act to prevent or hinder any such transaction or change of control.

Ranking

The notes will be our direct, senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be structurally subordinated to all indebtedness and other liabilities (including guarantees) of our subsidiaries from time to time outstanding and will also be effectively subordinated to any secured indebtedness we may issue to the extent of any collateral pledged as security therefor. As of June 30, 2021, the Operating Partnership had outstanding indebtedness aggregating approximately $1.4 billion, of which approximately $51.4 million is secured indebtedness or unsecured indebtedness of our consolidated subsidiaries. See “Risk Factors—The notes will not be guaranteed by the Company or any of our subsidiaries and will be effectively subordinated to all existing and future liabilities of our subsidiaries and our secured indebtedness.” Although the Indenture and other debt instruments to which we are a party limit our ability and the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional secured and unsecured indebtedness.

Interest and Maturity

The entire principal amount of the notes will mature and become payable on September 1, 2031 (the “Maturity Date”), together with accrued and unpaid interest unless earlier redeemed. The notes are not entitled to the benefit of any sinking fund payments and will not be convertible into or exchangeable for any of our equity interests. The notes are subject to redemption at the Operating Partnership’s option and are not subject to repayment or repurchase by the Operating Partnership at the option of the Holders (as defined below). See “—Optional Redemption” below.

The notes will bear interest at the rate per year set forth on the cover page of this prospectus supplement from August 10, 2021 or from the most recent Interest Payment Date (as defined below) to which interest has been paid, payable semi-annually in arrears on March 1 and September 1 of each year (the “Interest Payment Dates”), commencing on March 1, 2022, and on the Maturity Date, to the persons or “holders” in whose names the notes are registered in the security register applicable to the notes (the “Holders”) at the close of business on February 15 or August 15 (the “Regular Record Dates”), as the case may be, immediately before the related Interest Payment Dates, regardless of whether such Regular Record Date is a business day. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

The principal of each note payable at maturity will be paid against presentation and surrender of the note at the corporate trust office of the Trustee, located initially at U.S. Bank National Association, Attention: Corporate Trust, 1 Federal Street, 3rd Floor, Boston, MA 020110, in coin or currency of the United States that at the time of payment is legal tender for payment of public and private debt.

If any Interest Payment Date, the Maturity Date, any date fixed for redemption or any other day on which the principal of, premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, Maturity Date, redemption date or other date, as the case may be. For purposes of the notes, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Additional Covenants of the Operating Partnership

Reference is made to the section titled “Description of Debt Securities and Guarantees—Certain Covenants” in the accompanying prospectus for a description of certain covenants applicable to the notes. In addition to the foregoing, the following covenants of the Operating Partnership will apply to the notes for the benefit of the holders of the notes:

Limitations on Incurrence of Indebtedness

The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness, other than Permitted Indebtedness, if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is greater than 60% of the sum of (i) the Operating Partnership’s Total Assets as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness; and (ii) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (such increase together with the Total Assets being referred to as the Adjusted Total Assets).

Limitation on Incurrence of Secured Indebtedness

In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Secured Indebtedness, whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the Operating Partnership’s Adjusted Total Assets.

For purposes of this covenant, Indebtedness is deemed to be “incurred” by the Operating Partnership or its Subsidiaries on a consolidated basis whenever the Operating Partnership and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of Total Unencumbered Assets

The Operating Partnership will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Operating Partnership and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.

Debt Service Income Ratio

In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (iii) any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, during such period; and (iv) in the case of an acquisition or disposition by the Operating Partnership or any Subsidiary or any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had incurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

Restrictions on Dividends and Other Distributions

The Operating Partnership will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in the Operating Partnership’s capital for the purpose of acquiring interests in real property or otherwise) unless, immediately after giving pro forma effect to such distribution (i) no default under the Indenture shall have occurred or be continuing and (ii) the aggregate sum of all distributions made after the date of the Indenture shall not exceed the sum of (y) 95% of the aggregate cumulative Funds From Operations of the Operating Partnership accrued on a cumulative basis from the date of the Indenture until the end of the last fiscal quarter prior to the contemplated payment, and (z) the aggregate Net Cash Proceeds received by the Operating Partnership after the date of the Indenture from the issuance and sale of Capital Stock of the Operating Partnership or the Company to the extent such proceeds are contributed to the Operating Partnership; provided, however, that the foregoing limitation shall not apply to any distribution or other action which is necessary to maintain the Company’s status as a REIT under the Code, if the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and the Company on a consolidated basis at such time is less than 60% of Adjusted Total Assets.

Existence

Except as permitted under “Merger, Consolidation or Sale,” each of the Operating Partnership and the Company will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that neither the Operating Partnership nor the Company shall be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities.

Maintenance of Centers

Each of the Operating Partnership and the Company will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership and the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership, the Company and any Subsidiary shall not be prevented from closing, selling or otherwise disposing for value their respective properties except as otherwise provided in “Merger, Consolidation or Sale.”

Insurance

The Operating Partnership and the Company will be required to, and will be required to cause each of their respective Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility.

Payment of Taxes and Other Claims

Each of the Operating Partnership and the Company will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of it or any Subsidiary; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership, the Company or any Subsidiary; provided, however, that neither the Operating Partnership nor the Company shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information

Whether or not the Operating Partnership or the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, the Operating Partnership and the Company will, to the extent permitted under the Exchange Act, be required to file with the SEC the annual reports, quarterly reports and other documents which the Operating Partnership and the Company would have been required to file with the SEC pursuant to such Section 13 or 15(d) of the Exchange Act, or the Financial Statements, if the Operating Partnership and the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates, or the Required Filing Dates, by which the Operating Partnership and the Company would have been required so to file such documents if the Operating Partnership and the Company were so subject.

The Operating Partnership and the Company will also in any event (i) within 15 days of each Required Filing Date (y) transmit by mail to all Holders of debt securities, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports and quarterly reports which the Operating Partnership and the Company would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if the Operating Partnership and the Company were subject to such Sections, and (z) file with the applicable trustee, copies of the annual reports, quarterly reports and other documents which the Operating Partnership and the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership and the Company were subject to such Sections, and (ii) if filing such documents by the Operating Partnership and the Company with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

As used herein:

“Annual Service Charge” as of any date means the amount which is expensed or capitalized in the immediately preceding four fiscal quarter periods for interest on Indebtedness, excluding amounts relating to the amortization of deferred financing costs.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase warrants, options, participations, rights in or other equivalents (however designated) of such Person’s capital stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any preferred stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or hereafter issued.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries plus amounts which have been deducted for (i) interest on Indebtedness of the Operating Partnership and its Subsidiaries, (ii) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (iii) amortization of debt discount, (iv) depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period, (v) amortization of deferred charges, and (vi) provisions for or realized losses on properties, less amounts which have been included for gains on properties.

“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Funds from Operations” or “FFO,” means for any period the Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period without giving effect to depreciation and amortization uniquely significant to real estate, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period, plus the allocable portion, based on the Operating Partnership’s ownership interest, of funds from operations of unconsolidated joint ventures, all determined on a consistent basis.

“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

“Intercompany Debt” means indebtedness owed by the Operating Partnership, Company or any Subsidiary solely to the Operating Partnership, Company or any Subsidiary.

“Indebtedness” means any indebtedness, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any Lien on any property or asset, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Operating Partnership) of the property subject to such Lien, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property as lessee which would be reflected on a consolidated balance sheet as a financing lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on a consolidated balance sheet in accordance with GAAP, and also includes to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person. In the case of indebtedness under (iv) above, the term “Indebtedness” will exclude operating lease liabilities on a consolidated balance sheet in accordance with GAAP.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Net Cash Proceeds” means the proceeds of any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Operating Partnership or any Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Permitted Indebtedness” means Indebtedness of the Operating Partnership, the Company or any Subsidiary owing to any Subsidiary, the Company or the Operating Partnership pursuant to an intercompany note, provided that such Indebtedness is expressly subordinated in right of payment to the Securities; provided further that any disposition, pledge or transfer of such Indebtedness to a Person (other than the Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Operating Partnership, the Company or a Subsidiary, as the case may be, and not Permitted Indebtedness as defined herein.

“Person” means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Secured Indebtedness” means any Indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any property of the Operating Partnership or any Subsidiary.

“Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of Indebtedness, as the case may be, authenticated and delivered under the Indenture or any Supplemental Indenture; provided, however that, if at any time there is more than one Person acting as Trustee under the Indenture or any Supplemental Indentures, “Securities”, with respect to any such Person, shall mean Securities authenticated and delivered under the Indenture or any Supplemental Indenture, exclusive, however of Securities of any series as to which such Person is not Trustee.

“Subsidiary” means any entity of which at the time of determination the Operating Partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock. The foregoing definition of “Subsidiary” shall only be applicable with respect to the covenants and other definitions set forth herein under this caption “—Additional Covenants of the Operating Partnership” and in the accompanying prospectus under “Description of Debt Securities and Guarantees—Merger, Consolidation or Sale.”

“Total Assets” as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding accounts receivable and non-real estate intangibles).

“Total Unencumbered Assets” as of any date means Total Assets minus the value of any properties of the Operating Partnership and its Subsidiaries that are subject to a Lien securing Indebtedness (other than those relating to Intercompany Debt), including the value of any stock of any Subsidiary that is so encumbered determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Indebtedness for purposes of the covenant set forth above in “—Maintenance of Total Unencumbered Assets,” all investments in any Person that is not consolidated with the Operating Partnership for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included. For purposes of this definition, the value of each property shall be equal to the purchase price or cost of each such property (original cost plus capital improvements) and the value of any stock subject to any encumbrance shall be determined by reference to the value of the properties owned by the issuer of such stock as aforesaid.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets, right of use assets associated with a financing lease in accordance with GAAP and related intangibles of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization and impairments, all determined on a consolidated basis in accordance with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include the right of use assets associated with an operating lease in accordance with GAAP.

“Unsecured Indebtedness” means Indebtedness of the Operating Partnership or any Subsidiary that is not secured by a Lien upon any property of the Operating Partnership or any Subsidiary.

“Voting Stock” means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or persons performing similar functions) provided that the stock that carries only the right to vote conditionally on the happening of an event is not considered Voting Stock.

Optional Redemption

Prior to June 1, 2031 (90 days prior to the Final Maturity Date of the notes (the “Par Call Date”)), the notes will be redeemable, at any time in whole or from time to time in part, at the option of the Operating Partnership on any date at a redemption price equal to the greater of:

(a)	100% of the principal amount of the notes to be redeemed, and

(b)

the sum of the present values as of the date of redemption payment of the remaining scheduled payments of principal of and interest on the notes after the date of redemption payment through the Par Call Date (assuming, for this purpose, that the notes are scheduled to mature on the Par Call Date) (the “Assumed Remaining Life”) (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 25 basis points, plus, in the case of both clauses (a) and (b) above, any accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, such redemption date. Notwithstanding the foregoing, installments of interest on notes that are due and payable on an Interest Payment Date falling on or prior to the relevant redemption date will be payable to the persons who were the holders of the notes registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture.

If the notes are redeemed on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date for the notes:

(a)

the weekly yield for the most recent week appearing in the most recently published statistical release designated “H.15” or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or

(b)

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate shall be calculated by the Operating Partnership and certificated to the Trustee in writing on the third business day preceding the notice of the applicable redemption date.

“Comparable Treasury Issue” means, with respect to any redemption date for the notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the Assumed Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Operating Partnership.

“Comparable Treasury Price” means, with respect to any redemption or acceleration date for the notes:

(a)	the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b)	if the Operating Partnership obtains fewer than four but more than one such Reference Treasury Dealer Quotations for such redemption or acceleration date, the average of all such quotations, or

(c)	if the Operating Partnership obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means with respect to any redemption or acceleration date for the notes, each of (i) Wells Fargo Securities, LLC, a Primary Treasury Dealer (defined herein) selected by Truist Securities, Inc. and a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. (and their respective successors provided, however, that if any such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in The City of New York, (a “Primary Treasury Dealer”), the Operating Partnership shall substitute therefor another Primary Treasury Dealer); and (ii) two other Primary Treasury Dealers selected by the Operating Partnership.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, the average, as determined by the Operating Partnership, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Operating Partnership by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the notice of such redemption date.

“Final Maturity Date” means September 1, 2031.

Notice of any redemption by the Operating Partnership will be mailed at least 15 days but not more than 60 days before any redemption date to each holder of notes to be redeemed. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by the holder to be redeemed.

If we choose to redeem less than all of the notes of a series, we will notify the Trustee at least 20 days prior to the redemption date, or a shorter period as may be satisfactory to the Trustee, of the aggregate principal amount of notes of the series to be redeemed, if less than all of the notes of that series are to be redeemed, and their redemption date. The Trustee will select, based on a method that most nearly approximates a pro rata selection unless otherwise required by law or applicable stock exchange or depositary requirements, no less than 15 days nor more than 60 days prior to the redemption date, the notes of that series to be redeemed in whole or in part.

Unless the Operating Partnership defaults in payment of the redemption price, on and after any redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Events of Default, Notice and Waiver

Under the Indenture, an event of default with respect to the notes means any one of the following events:

(1)	default for 30 days in the payment of any installment of interest on the notes when due and payable;

(2)	default in the payment of the principal of (or premium, if any, on) the notes at the Maturity Date;

(3)	default in the performance, or breach, of any covenant or warranty contained in the Indenture continued for 60 days after written notice as provided in the Indenture;

(4)

default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of recourse indebtedness of the Operating Partnership or the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; provided, however that $25,000,000 will be replaced with $5,000,000 for so long as any of the Operating Partnership’s 3.875% Senior Notes due 2023, 3.750% Senior Notes due 2024, 3.125% Senior Notes due 2026 or 3.875% Senior Notes due 2027 are outstanding;

(5)

failure of the Operating Partnership or the Company within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order in excess of $5,000,000 which is not stayed on appeal or contested in good faith; and

(6)

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, the Operating Partnership or any Significant Subsidiary (as defined in Regulation S-X promulgated under the Securities Act) or either of its property.

If an event of default with respect to the notes (other than one for certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee as described above, which event of default shall result in an automatic acceleration) occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the outstanding notes to be due and payable immediately by written notice thereof to the Operating Partnership (and to the Trustee if given by the Holders).

However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the outstanding notes may rescind and annul such acceleration and its consequences if:

(1)

the Operating Partnership had paid or deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the notes plus certain fees, expenses, disbursements and advances of the Trustee; and

(2)	all events of default, other than the non-payment of accelerated principal of (and premium, if any) and interest on the notes have been cured or waived as provided in the Indenture.

The Indentures will provide that the Holders of not less than a majority in principal amount of the outstanding Notes may waive any past default with respect to the notes and its consequences, except a default:

(1)	in the payment of the principal of (or premium, if any) or interest on the notes, or

(2)	in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each outstanding note.

The Indenture will require the Trustee to give notice of a default under the Indenture to all Holders of notes within 90 days, unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the Trustee shall be protected in withholding notice to the Holders of the notes of any default (except a default in the payment of the principal of (or premium, if any) or interest on the notes if specified responsible officers of the Trustee consider withholding the notice to be in the Holders’ interest.

The Indenture will provide that no Holders of notes may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the Holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity inconsistent with the written request has been given to the Trustee during the 60-day period by Holders of a majority in principal amount of the outstanding notes. This provision will not prevent, however, any holder of notes from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the notes at the respective due dates thereof.

The Indenture will provide that, subject to provisions in the TIA relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of the notes, unless those Holders shall have offered to the Trustee reasonable security or indemnity. The Holders of not less than a majority in principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee; provided that the direction shall not conflict with any rule of law or the Indenture, and provided further that the Trustee may refuse to follow any direction that may involve the Trustee in personal liability or that may be unduly prejudicial to the Holders of the notes not joining in the direction to the Trustee.

Within 120 days after the close of each fiscal year, the Operating Partnership and the guarantor must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

No Guarantees

Neither Tanger Factory Outlet Centers, Inc. nor any of our subsidiaries will guarantee the payment of principal, interest or other amounts due under the notes.

Governing Law

The Indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the notes will be as well.

Book-Entry System

The following are summaries of certain rules and operating procedures of The Depository Trust Company, or DTC, that affect the payment of principal, premium, if any, and interest and transfers of interests in the Global Note. Upon issuance, the notes will only be issued in the form of a Global Note which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a Global Note may not be transferred except as a whole (1) by DTC to a nominee of DTC, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC, or participants, or persons that may hold interests through participants. Upon the issuance of a Global Note, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the notes represented by such Global Note beneficially owned by participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Note.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the notes represented by the Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in certificated form and will not be considered the registered owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The Operating Partnership understands that under existing industry practices, if the Operating Partnership requests any action of Holders or if an owner of a beneficial interest in a Global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. None of the Operating Partnership, the Trustee or any other agent of the Operating Partnership or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in the Global Note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. The Operating Partnership expects that DTC, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Note, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of DTC. The Operating Partnership also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

The Twelfth Supplemental Indenture will provide that if (1) DTC notifies the Operating Partnership that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered as such under the Exchange Act at any time when the depositary is required to be so registered in order to act as depositary for the notes and a successor depositary is not appointed within 90 days after the Operating Partnership receives such notice or learns of such ineligibility, (2) the Operating Partnership determines that the notes shall no longer be represented by a Global Note and executes and delivers to the Trustee an officers’ certificate to that effect or (3) an Event of Default with respect to the notes has occurred and is continuing and beneficial owners representing a majority in aggregate principal amount of the outstanding notes advise DTC to cease acting as depositary for the notes, the Operating Partnership will issue the notes in definitive form in exchange for interests in the Global Note. Any notes issued in definitive form in exchange for interests in the Global Note will be registered in such name or names, and will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the Global Note.

DTC has advised the Operating Partnership that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in these securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Same-Day Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal, premium, if any, and interest in respect of the Global Note will be made by the Operating Partnership by wire transfer of immediately available funds to an account maintained in the United States.

If notes are issued in definitive certificated form under the limited circumstances described above, payments of interest on the certificated notes may be made, at our option, by check mailed to the addresses of the persons entitled thereto, as such addresses appear in the register for the notes, or by wire transfer to accounts maintained by the payees in the United States; provided, however, that a Holder of $5 million or more in aggregate principal amount of notes in definitive certificated form will be entitled to receive payments of interest due on any Interest Payment Date by wire transfer of immediately available funds to an account maintained by such Holder in the United States so long as such Holder has given appropriate wire transfer instructions to the Trustee or a paying agent at least 15 calendar days prior to the applicable Interest Payment Date. Any such wire transfer instructions will remain in effect until revoked by such Holder or until such person ceases to be a Holder of $5 million or more in aggregate principal amount of notes in definitive certificated form.

Payments of principal of and premium, if any, and interest on notes in definitive certificated form that are due and payable on the Maturity Date, any redemption date or any other date on which principal of such notes is due and payable will be made by wire transfer of immediately available funds to accounts maintained by the Holders thereof in the United States, so long as such Holders have given appropriate wire transfer instructions to the Trustee or a paying agent, against surrender of such notes to the Trustee or a paying agent; provided that installments of interest that are due and payable on any Interest Payment Date falling on or prior to such Maturity Date, redemption date or other date on which principal of such notes is payable will be paid in the manner described in the preceding paragraph to the persons who were the Holders of such notes registered as such at the close of business on the relevant Regular Record Dates according to the terms and provisions of the Indenture.

The notes will trade in DTC’s Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. The Operating Partnership expects that secondary trading in the certificated notes, if any, will also be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the notes described in this prospectus supplement through a number of underwriters. Wells Fargo Securities, LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc. are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed severally, and not jointly, to purchase, the aggregate principal amount of notes listed next to its name in the following table:

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$88,000,000
Truist Securities, Inc.	$88,000,000
U.S. Bancorp Investments, Inc.	$88,000,000
BofA Securities, Inc.	$48,000,000
Regions Securities LLC	$26,000,000
Scotia Capital (USA) Inc.	$26,000,000
TD Securities (USA) LLC	$26,000,000
Stifel, Nicolaus & Company, Incorporated	$10,000,000

Total	$400,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the notes to certain other dealers. After the public offering of the notes, the public offering price and other selling terms may be changed.

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $900,000.

We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or have the notes quoted on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We expect that the delivery of the notes will be made against payment therefor on or about August 10, 2021, which is the third business day following the date of this prospectus supplement (the settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the SEC promulgated under the Exchange Act trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade the notes prior to the second business day preceding the closing date for the notes will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own adviser.

In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The underwriters and their respective affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for us and our subsidiaries for which they have received or will receive customary compensation. In particular, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

As described in “Use of Proceeds,” the net proceeds from this offering, together with cash on hand, will be used to redeem all of our outstanding 2023 Notes and all of our outstanding 2024 Notes. Affiliates of Wells Fargo Securities, LLC, one of the underwriters, own a portion of the 2023 Notes being redeemed and therefore will receive a pro rata portion of net proceeds from this offering.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither Tanger Properties Limited Partnership nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom (the “UK”) will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the UK of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Tanger Properties Limited Partnership nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law of the UK by virtue of the European Union Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”).

PROHIBITION OF SALES TO UK RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law of the UK by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law of the UK by virtue of the EUWA and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law of the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the UK who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the UK, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Tanger Properties Limited Partnership or Tanger Factory Outlet Centers, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the UK.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Latham & Watkins LLP, New York, New York and Womble Bond Dickinson (US) LLP, Greensboro, North Carolina. Certain matters relating to the notes will be passed upon for the underwriters by Morrison & Foerster LLP, New York, New York.

Morrison & Foerster LLP, New York, New York will rely as to matters of North Carolina law on the opinions of Womble Bond Dickinson (US) LLP, Greensboro, North Carolina.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Tanger Factory Outlet Centers, Inc.’s Annual Report on Form 10-K, and the effectiveness of Tanger Factory Outlet Centers, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Tanger Properties Limited Partnership’s Annual Report on Form 10-K, and the effectiveness of Tanger Properties Limited Partnership’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Tanger Factory Outlet Centers, Inc.

Preferred Shares, Depositary Shares, Common Shares and Common Share Warrants

Tanger Properties Limited Partnership

Debt Securities

Tanger Factory Outlet Centers, Inc. may from time to time offer:

(1) preferred	shares;

(2) preferred	shares represented by depositary shares;

(3) common	shares; or

(4) warrants	to purchase our common shares; and

Tanger Properties Limited Partnership may from time to time offer in one of more series its debt securities, which may either be senior or subordinated.

Tanger Factory Outlet Centers, Inc. and its subsidiaries is referred to in this prospectus as the Company, and Tanger Properties Limited Partnership and its subsidiaries is referred to in this prospectus as the Operating Partnership. The terms “we”, “our” and “us” refer to the Company and the Operating Partnership together, as the context requires.

The preferred shares, depositary shares, common shares, warrants to purchase our common shares and debt securities (collectively, the “Offered Securities”) may be offered, separately or together, in separate series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. Under this Registration Statement, the Company can issue equity securities and debt guarantees, but not debt securities, and the Operating Partnership can issue only debt securities. Except as provided in the following sentence, the Company will unconditionally guarantee the payment of principal and a premium, if any, and interest on debt securities offered by the Operating Partnership, to the extent and on the terms described herein and in any accompanying prospectus supplement to this prospectus. If the Operating Partnership issues non-convertible investment grade debt securities, the applicable prospectus supplement will provide whether the securities are guaranteed by the Company.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The specific terms may include limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust (“REIT”) for federal income tax purposes. The supplement may also add, update or change information contained in this prospectus with respect to that offering discussed in the supplement. You should read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

See “Risk Factors” beginning on page 3 of this Prospectus and any similar section contained in the applicable prospectus supplement for a description of certain factors that should be considered by purchasers of our securities.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Our common shares are listed on the New York Stock Exchange under the symbol “SKT.” On February 23, 2021, the last reported sale price of our common shares on the New York Stock Exchange was $15.90 per share.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 24, 2021

i

Tanger Factory Outlet Centers, Inc. and its subsidiaries is referred to in this prospectus as the Company, and Tanger Properties Limited Partnership and its subsidiaries is referred to in this prospectus as the Operating Partnership. The terms “we”, “our” and “us” refer to the Company and the Operating Partnership together, as the context requires. All references to “common shares” refer to the Company’s common shares, par value $0.01 per share. All references to “units” refer to the units of limited partnership in Tanger Properties Limited Partnership. All references to “you” or “your” refer to the potential holders of the applicable series of securities.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectus) together with the additional information described under the heading “Where You Can Find More Information” before considering an investment in the securities offered by that prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with additional or different information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

WHERE YOU CAN FIND MORE INFORMATION

The Company and the Operating Partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including the Company and the Operating Partnership, that file electronically with the SEC. The address of that website is http://www.sec.gov. You may also obtain these materials from us at no cost by directing a written or oral request to us at Tanger Factory Outlet Centers, Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary, or by calling our Investor Relations Department at (336) 834-6892, or at our website at www.tangeroutlet.com . The information contained on or accessible through our website is neither to be deemed to be part of this prospectus or any applicable prospectus supplement, nor incorporated by reference into this prospectus or any prospectus supplement.

Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. For further information, we refer you to the registration statement, including its exhibits.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC and are incorporated by reference in this prospectus and any accompanying prospectus supplement:

Tanger Factory Outlet Centers, Inc.:

•	The description of the common shares on Form 8-A, filed with the SEC on May 13, 1993, including any subsequently filed amendments and reports filed for the purpose of updating the description;

•

The description of the depositary shares contained on Form 8-A, filed with the SEC on December 7, 1993, including any subsequently filed amendments and reports filed for the purpose of updating the description;

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Definitive proxy statement filed on April 3, 2020; and

•	Current Report on Form 8-K filed on January 5, 2021.

Tanger Properties Limited Partnership:

•	Annual Report on Form 10-K for the year ended December 31, 2020.

We are also incorporating by reference into this prospectus all additional documents that we have filed or will file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the sale of the securities offered by this prospectus and any accompanying prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in this prospectus or any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02, 7.01 or 9.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request any of the documents incorporated by reference herein (excluding exhibits) as described above under “Where You Can Find More Information.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements are subject to certain risks and uncertainties, and typically can be identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “may,” “plan,” “forecast” or similar expressions. Such forward-looking statements include, but are not limited to, statements regarding: the expected impact of the novel coronavirus (“COVID-19”) pandemic on our business, financial results and financial condition; future issuances of equity and debt and the expected use of proceeds from such issuances; potential sales or purchases of outlet centers; anticipated results of operations, liquidity and working capital; outlet center developments, expansions and renovations; and real estate joint ventures. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performances or achievements. Important factors which may cause actual results to differ materially from current expectations include, among others:

•	our inability to develop new outlet centers or expand existing outlet centers successfully;

•	risks related to the economic performance and market value of our outlet centers;

•	the relative illiquidity of real property investments;

•	impairment charges affecting our properties;

•	our dispositions of assets not achieving anticipated results;

•	competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified;

•	environmental regulations affecting our business;

•	risks associated with possible terrorist activity, other acts or threats of violence, public health crises and threats to public safety;

•

ongoing adverse effects of the COVID-19 pandemic on us and our tenants, including the ability of our tenants to pay us rent in accordance with their lease agreements and deferral agreements, and our ability to access debt and equity capital on reasonable terms;

•	our dependence on rental income from real property;

•	our dependence on the results of operations of our retailers;

•	the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours;

•	risks associated with climate change;

•	risks related to uninsured losses;

•	the risk that consumer, travel, shopping and spending habits may continue to change and evolve;

•	risks associated with our Canadian investments;

•	risks associated with attracting and retaining key personnel;

•	risks associated with debt financing;

•	risks associated with interest rate hedging transactions;

•	risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties;

v

•	our potential failure to qualify as a REIT;

•	our legal obligation to make distributions to our shareholders;

•	legislative or regulatory actions that could adversely affect our shareholders;

•	our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; and

•	the risk of cyber-attack or an act of cyber-terrorism.

Currently, one of the most significant factors, however, is the adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows, compliance with debt covenants and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, the timing or effectiveness of any vaccines or treatments, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, you should interpret many of the risks identified in this report, as well as the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19.

Other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth in the section entitled “Business” in the Annual Reports, including the subheadings entitled “Recent Developments,” “The Outlet Concept,” “Our Outlet Centers,” “Business Strategy,” “Growth Strategy,” “Operating Strategy,” “Capital Strategy,” “Competition,” the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports and the section titled “Risk Factors” in this prospectus and the Annual Reports. Please consider our forward-looking statements in light of those risks as you read this prospectus. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

THE COMPANY AND THE OPERATING PARTNERSHIP

Tanger Factory Outlet Centers, Inc. and subsidiaries is one of the largest owners and operators of outlet centers in the United States and Canada. The Company is a fully-integrated, self-administered and self-managed REIT, which, through its controlling interest in the Operating Partnership, focuses exclusively on developing, acquiring, owning, operating and managing outlet shopping centers. The outlet centers and other assets are held by, and all of the operations are conducted by, the Operating Partnership and its subsidiaries. Accordingly, the descriptions of the business, employees and properties of the Company are also descriptions of the business, employees and properties of the Operating Partnership. As of December 31, 2020, our consolidated portfolio consisted of 31 outlet centers in 19 states with a total gross leasable area of approximately 11.9 million square feet. We also had partial ownership interests in 7 unconsolidated outlet centers totalling approximately 2.2 million square feet, including 3 outlet centers in Canada.

The Company owns the majority of the units of partnership interest issued by the Operating Partnership through its two wholly-owned subsidiaries, Tanger GP Trust and Tanger LP Trust. Tanger GP Trust controls the Operating Partnership as its sole general partner. Tanger LP Trust holds a limited partnership interest. As of December 31, 2020, the Company, through its ownership of Tanger GP Trust and Tanger LP Trust, owned 93,569,801 units of the Operating Partnership and other limited partners (the “Non-Company LPs”) collectively owned 4,794,643 Class A common limited partnership units. Each Class A common limited partnership unit held by the Non-Company LPs is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s status as a REIT. Class B common limited partnership units, which are held by Tanger LP Trust, are not exchangeable for common shares of the Company.

Management operates the Company and the Operating Partnership as one enterprise. The management of the Company consists of the same members as the management of the Operating Partnership. These individuals are officers of the Company and employees of the Operating Partnership. The individuals that comprise the Company’s Board of Directors are also the same individuals that make up Tanger GP Trust’s Board of Trustees.

Organizational Chart

Ownership of the Company’s common shares is restricted to preserve the Company’s status as a REIT for federal income tax purposes. Subject to certain exceptions, a person may not actually or constructively own more than 4% of our common shares. We also operate in a manner intended to enable us to preserve our status as a

REIT, including, among other things, making distributions with respect to our then outstanding common shares and preferred shares, if applicable, equal to at least 90% of our taxable income each year.

The Company is a North Carolina corporation that was incorporated in March 1993 and the Operating Partnership is a North Carolina partnership that was formed in May 1993. Our executive offices are currently located at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina, 27408 and our telephone number is (336) 292-3010.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to contribute all of the proceeds from the sale of securities of the Company to the Operating Partnership. Unless otherwise described in the applicable prospectus supplement, the Operating Partnership intends to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership’s portfolio, and the repayment of certain secured or unsecured indebtedness outstanding at such time.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

The following description of the terms of the debt securities sets forth certain general terms and provisions of our debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered, the extent, if any, to which such general provisions may apply to our debt securities and any modifications of or additions to the general terms of the debt securities will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued by the Operating Partnership and, except as noted in the following sentence, will be guaranteed by the Company. If the Operating Partnership issues non-convertible investment grade debt securities, the applicable prospectus supplement will provide whether the securities are guaranteed by the Company. The Company will not issue debt securities. The senior debt securities will be issued under an indenture, dated as of March 1, 1996 between the Operating Partnership, the Company and U.S. Bank, National Association (as successor in interest to State Street Bank and Trust Company), as trustee, and the subordinated debt securities are to be issued under an indenture to be dated as of a date on or prior to the first issuance of subordinated debt securities, as supplemented from time to time, between the Operating Partnership, the Company and U.S. Bank, National Association, as trustee. The original senior indenture, dated as of March 1, 1996, was filed on the Company’s Registration Statement on Form S-3, dated April 12, 1996. The senior indenture was subsequently supplemented by a First Supplemental Indenture, which was filed on the Company’s Current Report on Form 8-K dated March 11, 1996, Second Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Reports on Form 8-K dated October 29, 1997, Third Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Reports on Form 8-K dated February 16, 2001, Fourth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Annual Reports on Form 10-K for the year ended December 31, 2006, Fifth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Annual Reports on Form 10-K for the year ended December 31, 2006, Sixth Supplemental Indenture, which was filed as Exhibit 4.13 to the Company’s Registration Statement on Form S-3 dated July 2, 2009, Seventh Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated June 7, 2010, Eighth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated November 25, 2013, Ninth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated November 21, 2014, Tenth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated August 8, 2016 and which was amended by the First Amendment to the Tenth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated October 13, 2016, and Eleventh Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated July 3, 2017. The form of the subordinated indenture was filed as an exhibit to the Amendment No. 1 to the Registration Statement on Form S-3 dated January 23, 1996.

The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the TIA. The statements made hereunder relating to the indentures and the debt securities to be issued thereunder are summaries of certain provisions of those agreements and are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures and such debt securities.

The debt securities will be direct, unsecured obligations of the Operating Partnership. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness of the Operating Partnership (including the senior debt securities) as described under “Subordination” below. The indentures provide or will provide that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the general partner of the Operating Partnership or as established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and may vary as to interest rate or formula, maturity and other provisions and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

The indentures provide or will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

This summary sets forth certain general terms and provisions of the indentures, the debt securities and the related guarantees. For a detailed description of a specific series of debt securities and the related guarantees, you should consult the prospectus supplement for that series. The prospectus supplement may contain any of the following information where applicable:

(1)	the title of those debt securities;

(2)	the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

(3)

the percentage of the principal amount at which those debt securities will be issued and, if other than 100% of the principal amount thereof, the portion of the principal amount payable upon acceleration of the maturity;

(4)	the date or dates, or the method for determining the date or dates, on which the principal of (and premium, if any, on) those debt securities will be payable;

(5)	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

(6)

the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7)

the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership or the Company, as applicable, relating to the debt securities, the applicable guarantees, if any, and the applicable indenture may be served;

(8)

the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

(9)

the obligation, if any, of the Operating Partnership to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities of the Operating Partnership to offer to redeem, repay or purchase those debt securities, and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which such those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

(10)

if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11)

whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be, based on one or more currencies, currency units or composite currencies) and the manner in which those amounts shall be determined;

(12)	any additions to, modifications of or deletions from the terms of the events of default or covenants with respect to those debt securities;

(13)

whether those debt securities will be issued in certificated or book-entry form or both, and, if so, the identity of the depositary and the terms of the depositary arrangement for those debt securities;

(14)

whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

(15)	the specific terms of the related guarantees, if any;

(16)	if the defeasance and covenant defeasance provisions of the applicable indenture for those debt securities are to be inapplicable, or any modifications to such provisions;

(17)

whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the applicable indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such debt securities in lieu of making such payment;

(18)	if other than the trustee, the identity of each security registrar and/or paying agent; and

(19)	any other terms of those debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof.

Any material, special U.S. federal income tax, accounting and other considerations applicable to securities issued with original issue discount will be described in the applicable prospectus supplement.

Except as described in “—Merger, Consolidation or Sale” or as may be set forth in the applicable prospectus supplement, the indentures do not contain any provisions that would limit the ability of the Operating Partnership or the Company to incur indebtedness or that would afford holders of debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of any such party,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or the Company that may adversely affect the holders of the debt securities.

However, our organizational documents contain certain restrictions on ownership and transfers of our common shares and preferred shares that are designed to preserve our status as a REIT and may act to prevent or hinder a change of control. See “Description of Common Shares” and “Description of Preferred Shares.” In addition, subject to the limitations set forth under “—Merger, Consolidation or Sale,” the Operating Partnership or the Company may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership or the Company, that would increase the amount of the Operating Partnership’s indebtedness or substantially reduce or eliminate the Operating Partnership’s assets, which may have an adverse effect on the Operating Partnership’s ability to service its indebtedness, including the debt securities.

Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Company and the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection. Reference is made to “—Certain Covenants” below and to the description of any additional covenants with respect to a series of Debt Securities in the applicable prospectus supplement. Except as otherwise described in the applicable prospectus supplement, compliance with such covenants generally may not be waived with respect to a series of debt securities by the Board of Directors of the Company as sole shareholder of the general partner of the Operating Partnership or by the trustee unless the holders of at least a majority in principal amount of all outstanding debt securities of such series consent to such waiver, except to the extent that the defeasance and covenant defeasance provisions of the indenture described under “—Discharge, Defeasance and Covenant Defeasance” below apply to such series of debt securities. See “—Modification of the Indenture.”

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series which are registered securities, other than registered securities issued in book-entry form (which may be in any denomination) will be issuable in denominations of $1,000 and integral multiples thereof, and the debt securities which are bearer securities, other than bearer securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable trustee provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the applicable trustee, notice whereof shall be given to the holder of such debt security not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and rank and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee referred to above. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by the Operating Partnership with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

Neither the Operating Partnership nor the applicable trustee shall be required to:

(1)

issue, register the transfer of or exchange any debt securities if such debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the debt securities to be redeemed and ending at the close of business on the day of such selection;

(2)	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

(3)

issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale

Each indenture provides that the Operating Partnership or the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that:

(1)

either the Operating Partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or the Company, as the case may be) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities issued under such indenture, in the case of any successor to the Operating Partnership, or the applicable guarantee, in the case of any successor to the Company and the due and punctual performance and observance of all of the covenants and conditions contained in such indenture and, as applicable, such debt securities or guarantees;

(2)

immediately after giving effect to such transaction no event of default, and no event which, after notice or the lapse of time, or both, would become such an event of default, under such indenture shall have occurred and be continuing; and

(3)	an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Certain Covenants

Limitations on Incurrence of Indebtedness. The Operating Partnership will not, and will not permit any Subsidiary (as defined below) to, incur any Indebtedness (as defined below), other than Permitted Indebtedness (as defined below), if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is greater than 60% of the sum of:

(1)

the Operating Partnership’s Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness; and

(2)

any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (such increase together with the Total Assets being referred to as the “Adjusted Total Assets”).

In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that:

(1)

such Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

(2)

the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3)	any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, during such period, and

(4)

in the case of an acquisition or disposition by the Operating Partnership or any Subsidiary or any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had incurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Secured Indebtedness (as defined below), whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the Operating Partnership’s Adjusted Total Assets.

For purposes of this covenant, Indebtedness is deemed to be “incurred” by the Operating Partnership or its Subsidiaries on a consolidated basis whenever the Operating Partnership and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.

Restrictions on Dividends and Other Distributions. The Operating Partnership will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in the Operating Partnership’s capital for the purpose of acquiring interests in real property or otherwise) unless, immediately after giving pro forma effect to such distribution:

(a)	no default under the indenture shall have occurred or be continuing; and

(b)	the aggregate sum of all distributions made after the date of the indenture shall not exceed the sum of:

(i)

95% of the aggregate cumulative Funds From Operations (as defined below) of the Operating Partnership accrued on a cumulative basis from the date of the indenture until the end of the last fiscal quarter prior to the contemplated payment, and

(ii)

the aggregate Net Cash Proceeds (as defined below) received by the Operating Partnership after the date of the indenture from the issuance and sale of Capital Stock (as defined below) of the Operating Partnership or the Company to the extent such proceeds are contributed to the Operating Partnership;

provided, however, that the foregoing limitation in clauses (a) and (b) shall not apply to any distribution or other action which is necessary to maintain the Company’s status as a REIT under the Code, if the aggregate principal amount of all outstanding Indebtedness of the Company and the Operating Partnership on a consolidated basis at such time is less than 60% of Adjusted Total Assets.

Notwithstanding the foregoing, the Operating Partnership will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.

Existence. Except as permitted under “—Merger, Consolidation or Sale,” each of the Company and the Operating Partnership will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that neither the Company nor the Operating Partnership shall be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the Debt Securities.

Maintenance of Centers. Each of the Company and the Operating Partnership will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company and the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership, the Company and its Subsidiaries shall not be prevented from closing, selling or otherwise disposing for value their respective properties except as otherwise provided in “—Merger, Consolidation or Sale.”

Insurance. The Company and the Operating Partnership will be required to, and will be required to cause each of its respective Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility.

Payment of Taxes and Other Claims. Each of the Company and the Operating Partnership will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

(1)	all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of it or any Subsidiary; and

(2)

all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership, the Company or any Subsidiary; provided, however, that neither the Company nor the Operating Partnership shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information. Whether or not the Operating Partnership or the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, the Company and the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) of the Exchange Act (the “Financial Statements”) if the Company and the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company and the Operating Partnership would have been required so to file such documents if the Company and the Operating Partnership were so subject.

The Company and the Operating Partnership will also in any event,

(x)	within 15 days of each Required Filing Date,

(1)	transmit by mail to all holders of debt securities, as their names and addresses appear in the Security Register, without cost to such holders copies of the annual reports and quarterly reports which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and

(2)

file with the applicable trustee, copies of the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and

(y)

if filing such documents by the Company and the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

Definitions Used For the Debt Securities

As used herein,

“Annual Service Charge” as of any date means the amount which is expensed or capitalized in the immediately preceding four fiscal quarter periods for interest on Indebtedness, excluding amounts relating to the amortization of deferred financing costs.

“Capital Stock” of any person means any and all shares, interests, rights to purchase warrants, options, participations, rights in or other equivalents (however designated) of such person’s capital stock or other equity participations, including partnership interests, whether general or limited, in such person, including any preferred shares, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or hereafter issued.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries,

(1)	plus amounts which have been deducted for

(a)	interest on Indebtedness of the Operating Partnership and its Subsidiaries,

(b)	provision for taxes of the Operating Partnership and its Subsidiaries based on income,

(c)	amortization of debt discount,

(d)	depreciation and amortization,

(e)	the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period,

(f)	amortization of deferred charges, and

(g)	provisions for or realized losses on properties,

(2)	less amounts which have been included for gains on properties.

“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Funds from Operations,” or FFO, means for any period the Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period without giving effect to depreciation and amortization uniquely significant to real estate, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period, plus the allocable portion, based on the Operating Partnership’s ownership interest, of funds from operations of unconsolidated joint ventures, all determined on a consistent basis.

“Indebtedness” means any indebtedness, whether or not contingent, in respect of

(1)	borrowed money evidenced by bonds, notes, debentures or similar instruments,

(2)	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property,
(3)

the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, or

(4)

any lease of property as lessee which would be reflected on a consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on a consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person.

“Net Cash Proceeds” means the proceeds of any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Operating Partnership or any Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Permitted Indebtedness” means Indebtedness of the Operating Partnership, the Company or any Subsidiary owing to any Subsidiary, the Company or the Operating Partnership pursuant to an intercompany note, provided that such Indebtedness is expressly subordinated in right of payment to the Securities; provided further that any disposition, pledge or transfer of such Indebtedness to a Person (other than the Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Operating Partnership, the Company or a Subsidiary, as the case may be, and not Permitted Indebtedness as defined herein.

“Secured Indebtedness” means any Indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any property of the Operating Partnership or any Subsidiary.

“Subsidiary” means any entity of which at the time of determination the Operating Partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock.

“Total Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivables).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

“Voting Stock” means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or persons performing similar functions), provided that stock that carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock.

Additional Covenants

Any additional or different covenants of the Company and the Operating Partnership with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Under each indenture, an event of default with respect to any series of debt securities issuable thereunder means any one of the following events:

(1)	default for 30 days in the payment of any installment of interest on any debt security of any series when due and payable;
(2)	default in the payment of the principal of (or premium, if any, on) any debt security of such series at its maturity;

(3)	default in making any sinking fund payment as required for any debt security of such series;

(4)

default in the performance, or breach, of any covenant or warranty contained in the applicable indenture (other than a covenant added to the applicable indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the applicable indenture;

(5)

default in the payment of an aggregate principal amount exceeding $5,000,000 of any evidence of recourse indebtedness of the Operating Partnership or the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

(6)

failure of the Operating Partnership or the Company within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order in excess of $5,000,000 which is not stayed on appeal or contested in good faith;

(7)

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, the Operating Partnership or any Significant Subsidiary (as defined in Regulation S-X promulgated under the Securities Act) or either of its property; and

(8)	any other event of default provided with respect to a particular series of debt securities of the Operating Partnership.

If an event of default with respect to debt securities of any series at the time outstanding (other than one for certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee as described above, which event of default shall result in an automatic acceleration) occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and the guarantor (and to the applicable trustee if given by the holders).

However, at any time after the declaration of acceleration with respect to debt securities of a series (or of all debt securities then outstanding under the applicable indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under such indenture, as the case may be) may rescind and annul such acceleration and its consequences if:

(1)

the Operating Partnership or the guarantor had paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under such indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

(2)

all events of default, other than the non-payment of accelerated principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under such indenture, as the case may be) have been cured or waived as provided in such indenture.

The indentures also provide or will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

(1)	in the payment of the principal of (or premium, if any) or interest on any debt security of such series, or

(2)	in respect of a covenant or provision contained in such indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each indenture requires or will require each trustee to give notice of a default under the indenture to all holders of debt securities within 90 days, unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee shall be protected in withholding notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified responsible officers of the trustee consider withholding the notice to be in that holders’ interest.

Each indenture provides or will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

Each indenture provides or will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

Within 120 days after the close of each fiscal year, the Operating Partnership and the guarantor must deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of any indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

(1)	change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;

(2)

reduce the principal amount of, or the rate (or manner of calculation of the rate) or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the maturity thereof or would be provable in bankruptcy;

(3)	change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest on, any debt security;
(4)	impair the right to institute suit for the enforcement of any payment right with respect to any debt security;

(5)	change any redemption or repayment provisions applicable to any debt security;

(6)

reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such indenture;

(7)

modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the guarantor under the related guarantees in respect of the payment of principal (and premium, if any) and interest on any guaranteed securities;

(8)	make any change that adversely affects any right to exchange any debt security;

(9)	in the case of subordinated debt securities, modify any of the subordination provisions in a manner adverse to the holders thereof; or

(10)

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security.

The holders of not less than a majority in principal amount of a series of outstanding debt securities have the right insofar as that series is concerned, to waive compliance by the Operating Partnership and the guarantor with certain covenants relating to that series of debt securities in the applicable indenture.

Modifications and amendments of each indenture may be made by the Operating Partnership, the Company and the applicable trustee without the consent of any holder of debt securities for any of the following purposes:

(1)

to evidence the succession of another person to the Operating Partnership as obligor under the debt securities issuable under the applicable indenture or the Company as guarantor under the applicable guarantees;

(2)

to add to the covenants of the Operating Partnership or the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or the Company;

(3)	to add events of default for the benefit of the holders of all or any series of debt securities issuable under each indenture;

(4)

to add or change certain provisions of the applicable indenture relating to certain debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect;

(5)	to secure the debt securities;

(6)	to establish the form or terms of debt securities of any series;

(7)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

(8)

to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issuable under any indenture in any material respect;

(9)

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that this action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect;

(10)	to effect the assumption by the guarantor or a subsidiary thereof to the debt securities then outstanding under the applicable indenture; or

(11)

to amend or supplement any provisions of the applicable indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding under any indenture.

Each indenture provides or will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

(1)

the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

(2)

the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided above);

(3)

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security in the applicable indenture; and

(4)

debt securities owned by the Operating Partnership, the Company or any other obligor upon the debt securities or any affiliate of the Operating Partnership, the Company or of such other obligor shall be disregarded.

Each indenture contains or will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the applicable trustee, and also, upon request, by the Operating Partnership, the Company (in respect of a series of guaranteed securities) or request of the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected by the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Subordination

Upon any distribution of assets of the Operating Partnership upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on subordinated debt securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all senior indebtedness, but the obligation of the Operating Partnership to make payment of the principal (and premium, if any) and interest on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), or interest, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the senior indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any such payment by the Operating Partnership is received by the trustee or the holders of any of the subordinated debt securities before all senior indebtedness is paid in full, such payment or distribution shall be paid over to the holders of the senior indebtedness or any representative on their behalf for application to the payment of all of the senior indebtedness remaining unpaid until all of the senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the senior indebtedness.

Subject to the payment in full of all senior indebtedness upon the payment or distribution of the Operating Partnership, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of the senior indebtedness out of the distributive share of the subordinated debt securities. By reason of subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Operating Partnership may recover more, ratably, than holders of the subordinated debt securities.

Senior indebtedness is defined in the subordinated indenture as the principal of (and premium, if any) and unpaid interest on indebtedness of the Operating Partnership (including indebtedness of others guaranteed by the Operating Partnership), whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the subordinated debt securities issued under the subordinated indenture), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the subordinated debt securities, and renewals, extensions, modifications and refundings of any such indebtedness.

Discharge, Defeasance and Covenant Defeasance

The Operating Partnership may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if the debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

Each indenture provides or will provide that, unless the provisions of Section 402 thereto are made inapplicable to the debt securities of or within any series pursuant to Section 301 of the applicable indenture, the Operating Partnership may elect either to:

(1)

defease and discharge itself and, if applicable, to discharge the guarantor from any and all obligations with respect to debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance”); or

(2)

release the Operating Partnership and the guarantor from certain obligations of the applicable indenture (including the restrictions described under “—Certain Covenants”) and if provided pursuant to Section 301 or Section 901 of the applicable indenture, their obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event or Default with respect to such debt securities of any series (“covenant defeasance”), in either case upon the irrevocable deposit by the Operating Partnership or the guarantor with the trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

A trust may only be established if, among other things, the Operating Partnership or, if applicable, the guarantor has delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture.

“Government Obligations” means securities that are (1) direct obligations of the United States of America or the government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or other government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by a custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership or the guarantor has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1)

the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security; or

(2)	a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made.

Then the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. “Conversion Event” means the cessation of use of:

(1)

a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

(2)	the ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community; or

(3)

any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, after the deposit of funds and/or Government Obligations referred to above, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event the Operating Partnership effects a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of certain events of default other than the event of default described in clause 4 under “—Events of Default, Notice and Waiver” with respect to sections no longer applicable to the debt securities or described in clause 8 thereunder with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, the Operating Partnership and the guarantor would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

No Conversion or Exchange Rights

The debt securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.

Global Securities

The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities (the “Global Securities”) that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

Guarantees of Debt Securities

The debt securities will be issued by the Operating Partnership and if the Operating Partnership issues non-convertible investment grade debt securities, the applicable prospectus supplement will provide whether the securities are guaranteed by the Company. If so indicated in the applicable prospectus supplement (and except as provided in the next sentence) the Company, as guarantor, will unconditionally and irrevocably guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, and premium, if any, and interest on, the debt securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at stated maturity, upon redemption or otherwise. The additional terms of any guarantee relating to a series of debt securities and whether the Company will guarantee non-convertible investment grade securities will be set forth in the applicable prospectus supplement. Guarantees will be unsecured obligations of the guarantor. Any right of payment of the holders of senior debt securities under the related guarantee will be prior to the right of payment of the holders of subordinated debt securities under the related guarantee, upon the terms set forth in the applicable prospectus supplement. The guarantees may be subordinated to other indebtedness and obligations of the guarantor to the extent set forth in the applicable prospectus supplement.

For any guarantee, reference is made to the applicable indenture and the applicable prospectus supplement for a description of the specific terms of that guarantee, including any additional covenants of the guarantor, the outstanding principal amount of indebtedness and other obligations, if any that will rank senior to such guarantee and, where applicable, subordination provisions of such guarantee.

DESCRIPTION OF COMMON SHARES

The Company has authority to issue 300,000,000 common shares, $0.01 par value per share. In this section, the terms “we,” “our” and “us” refer to the Company and not the Operating Partnership. As of February 12, 2021, we had 93,569,801 common shares outstanding.

General

The following description of our common shares sets forth certain general terms and provisions of our common shares to which any prospectus supplement may relate, including a prospectus supplement providing that our common shares will be issuable upon conversion of our preferred shares or upon the exercise of our common shares warrants. The statements below describing our common shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

Terms

Each of our outstanding common shares will be entitled to one vote on all matters presented to shareholders for a vote. Holders of our common shares will not have, or be subject to, any pre-emptive or similar rights.

Except for the election of a director to fill a vacancy on the board of directors, the election of directors by holders of one or more class or series of our preferred shares, or in the event of a contested election, directors will be elected by the holders of our common shares at each annual meeting of shareholders by a majority of the votes cast. In the event of a contested election, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election. Holders of our common shares will not have cumulative voting rights for the election of directors. A director may be removed by a majority of votes cast. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a vote to remove him.

Our common shares will, when issued, be fully paid and non-assessable. Dividends and other distributions may be paid to the holders of our common shares if and when declared by the board of directors of the Company out of funds legally available therefor.

Under North Carolina law, shareholders are generally not liable for our debts or obligations. Payment and declaration of dividends on our common shares and purchases of our shares are subject to certain limitations under North Carolina law and will be subject to certain restrictions if we fail to pay dividends on one or more series of our preferred shares. See “Description of Preferred Shares.” If we were to experience a liquidation, dissolution or winding up, each of our common shares would, subject to the rights of any holders of our preferred shares to receive preferential distributions, be entitled to participate equally in the assets available for distribution to them after payment of, or adequate provision for, all our known debts and liabilities.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of our taxable year. This requirement is referred to as the “five or fewer” requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Code. Attribution rules in the Code determine if any individual or entity constructively owns our stock under the “five or fewer” requirement. Our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. To assist us in meeting these requirements, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding equity securities.

Subject to certain exceptions specified in our charter, no shareholder (other than Stanley K. Tanger, our founder and the deceased father of Steven B. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees) may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 4% of our outstanding common shares. Our charter provides that Stanley K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees may acquire additional common shares, but may not acquire additional shares, such that the five largest beneficial owners of our common shares, taking into account the 4% limit and certain exemptions from such limit that the board of directors has granted to other shareholders, could hold more than 49% of our outstanding common shares. The constructive ownership rules are complex and may cause common shares owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 4% of our outstanding common shares (or the acquisition of an interest in an entity which owns our common shares) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own in excess of 4% of our outstanding common shares, and thus subject those common shares to the ownership limit in our charter.

If the board of directors shall at any time determine in good faith that a person intends to acquire or own, has attempted to acquire or own or may acquire or own common shares in the Company in violation of the above limit, the board of directors shall take such action as it deems advisable to refuse to give effect to, or to prevent such ownership or acquisition, including, but not limited to, the redemption of our common shares, refusal to give effect to the ownership or acquisition on our books or instituting proceedings to enjoin such ownership or acquisition.

The board of directors may waive the limit with respect to a particular shareholder if evidence satisfactory to the board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If our common shares are issued in excess of the ownership limit in our charter, or if our shares are transferred in a way that would cause our shares to be beneficially owned by fewer than 100 persons, then the issuance or transfer shall be void, and the intended transferee will acquire no rights to our shares.

The ownership limits described above will be automatically removed if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in our ownership limits would require an amendment to our charter. Except for an amendment that would create dissenters’ rights, an amendment to our charter requiring shareholder approval will be adopted if the number of votes cast for it exceeds the number of votes cast against it at a shareholder meeting at which a quorum exists. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of the board of directors.

All certificates representing our common shares will bear a legend referring to the restrictions described above.

All persons who own a specified percentage (or more) of our outstanding capital shares must annually file an affidavit with us containing information regarding their ownership of our capital shares, as set forth in the applicable Treasury Regulations promulgated under the Code. Under current Treasury Regulations, the percentage is set between 0.5% and 5%, depending on the number of record holders of our capital shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect and constructive ownership of our capital shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company, NA.

Anti-Takeover Considerations

In addition to the above, our charter and bylaws contain provisions that could delay, defer, or prevent a change in control of the Company or management. These provisions could also discourage a proxy contest and make it more difficult for shareholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for our common shares. Such provisions include, but are not limited to, the following:

•	Authorizing the board of directors to issue preferred shares;

•	Prohibiting cumulative voting in the election of directors;

•	Limiting the persons who may call special meetings of shareholders; and

•	Establishing advance notice requirements for nominations for election to the board of directors for proposing matters that can be acted on by shareholders at shareholder meetings.

DESCRIPTION OF COMMON SHARE WARRANTS

The Company may issue warrants to purchase its common shares. In this section, the terms “we,” “our” and “us” refer to the Company and not the Operating Partnership. These warrants may be issued independently or together with any other securities offered pursuant to any prospectus supplement and may be attached to or separate from such securities. The following summary of material provisions of the warrants and warrant agreements are subject to and qualified in their entity by reference to all provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. Each series of warrants, the terms of which may differ from the terms described below, will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

The applicable prospectus supplement will describe the specific terms of the warrants offered thereby, including, where applicable, the following:

(1)	the title of the warrants;

(2)	the aggregate number of the warrants;

(3)	the price or prices at which the warrants will be issued;

(4)	the designation, number and terms of the common shares purchasable upon exercise of the warrants;

(5)	the designation and terms of the other securities with which the warrants are issued and the number of the warrants issued with each security;

(6)	the date, if any, on and after which the warrants and the related common shares will be separately transferable;

(7)	the price at which each common shares purchasable upon exercise of the warrants may be purchased;

(8)	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

(9)	the minimum or maximum number of warrants which may be exercised at any one time;

(10)	information with respect to book-entry procedures, if any;

(11)	a discussion of certain material federal income tax considerations; and

(12)	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PREFERRED SHARES

The Company is authorized to issue 1,000,000 Class A Preferred Shares, 8,000,000 Class B Preferred Shares, 8,000,000 Class C Preferred Shares, 8,000,000 Class D Preferred Shares, 4,000,000 Class E Preferred Shares, 4,000,000 Class F Preferred Shares, 4,000,000 Class G Preferred Shares and 4,000,000 Class H Preferred Shares. As of February 23, 2021, no preferred shares were outstanding. In this section, the terms “we,” “our” and “us” refer to the Company and not the Operating Partnership.

The following description of our preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter.

Subject to limitations prescribed by North Carolina law and our charter, the board of directors shall determine, in whole or in part, the preferences, limitations and relative rights of any class or series of our preferred shares, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion, and such other subjects or matters as may be determined by the board of directors. Such determination by the board of directors is subject to the following limitations: (1) the shares of any such other class of preferred shares may rank on parity with or junior to Class C Preferred shares but may not have rights or preferences with respect to distributions or to dissolution that are prior or superior to the Class C Preferred Shares and (2) the preferences, limitations and relative rights of such other class of preferred shares shall not otherwise alter or abolish a preferential right of the Class B Preferred Shares or of the Class C Preferred Shares.

The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

(1)	the title of the preferred shares;

(2)	the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

(3)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

(4)	whether the preferred shares are cumulative or not and, if cumulative, the date from which dividends on the preferred shares shall accumulate;

(5)	the procedures for any auction and remarketing, if any, for the preferred shares;

(6)	the provision for a sinking fund, if any, for the preferred shares;

(7)	the provision for redemption, if applicable, of the preferred shares;

(8)	any listing of the preferred shares on any securities exchange;

(9)	the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

(10)	a discussion of federal income tax considerations applicable to the preferred shares;

(11)	any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our REIT status;

(12)	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(13)

any limitations on issuance of any series or class of preferred shares ranking senior to or on a parity with such series or class of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

(14)	any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank, with respect to rights to the payment of dividends and distribution of our assets and rights upon our on, dissolution or winding up:

(1)

senior to all classes or series of common shares and to all equity securities ranking junior to the preferred shares stock rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up;

(2)

on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up; and

(3)

junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up.

For these purposes, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of our preferred shares of each series or class shall be entitled to receive, when, as and if authorized and declared by our board of directors, out of our assets legally available for payment, dividends at rates and on dates and terms as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

Dividends on any series or class of our preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred shares for which dividends are noncumulative, then the holders of such series or class of preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

If any preferred shares of any series or class are outstanding, no full dividends shall be authorized or paid or set apart for payment on the preferred shares of any other series or class ranking, as to dividends, on a parity with or junior to the preferred shares of that series or class for any period unless:

(1)

the series or class of preferred shares has a cumulative dividend, then full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the preferred shares of such series or class for all past dividend periods and the then current dividend period; or

(2)

the series or class of preferred shares does not have a cumulative dividend, then full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for the payment on the preferred shares of such series or class.

When dividends are not paid in full (or a sum sufficient for the full payment thereof is not set apart) upon the preferred shares of any series or class and the shares of any other series or class of preferred shares ranking on a parity as to dividends with the preferred shares of that series or class, then all dividends authorized on preferred shares of that series or class and any other series or class of preferred shares ranking on a parity as to dividends with that preferred shares shall be authorized pro rata so that the amount of dividends authorized per share on the preferred shares of that series or class and such other series or class of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the preferred shares of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend) and such other series or class of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series or class that may be in arrears.

Except as provided in the immediately preceding paragraph, unless:

(1)

in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

(2)

in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common shares or other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on the common shares or any other class or series of shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, nor shall any common shares or any other shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of our shares to preserve our status as a REIT for federal and/or state income tax purposes.

Any dividend payment made on shares of a series or class of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

Redemption

If the applicable prospectus supplement so states, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

The prospectus supplement relating to a series or class of preferred shares that is subject to mandatory redemption will specify the number of preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred shares does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series or class is payable only from the net proceeds of the issuance of our shares, the terms of that preferred shares may provide that, if no such shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred shares shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, unless:

(1)

in the case of a the series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

(2)

in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred shares shall be redeemed unless all outstanding preferred shares of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class; or

(3)

in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

(4)

in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred shares of such series or class (except by conversion into or exchange for shares of ours ranking junior to the preferred shares of that series or class as to dividends and upon liquidation, dissolution and winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class.

If fewer than all the outstanding preferred shares of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a preferred share of any series or class to be redeemed at the address shown on our stock transfer books, and notice of redemption will also be given by publication in The Wall Street Journal or, if such newspaper is not then being published, another newspaper of general circulation in The City of New York, such publication to be made at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. Each notice shall state:

(1)	The redemption date;

(2)	The number of shares and series or class of the preferred shares to be redeemed;

(3)	The redemption price;

(4)

The place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for the preferred shares are to be surrendered for payment of the redemption price;

(5)	That dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

(6)	The date on which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the preferred shares of any series or class are to be redeemed, the notice mailed to each holder thereof shall also specify the number of preferred shares to be redeemed from each holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any preferred shares has been given and if the funds necessary for the redemption have been irrevocably set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred shares, the preferred shares shall no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of preferred shares of any series or class, the board of directors may fix a record date for the determination of shares of the series or class of preferred shares to be redeemed.

Notwithstanding the foregoing, the persons who were holders of record of shares of any class or series of preferred shares at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those preferred shares would not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on preferred shares called for redemption.

Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred shares are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred shares in the open market, by tender or by private agreement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, then, before any distribution or payment will be made to the holders of common shares or any other series or class of shares ranking junior to any series or class of the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up, the holders of that series or class of preferred shares shall be entitled to receive, out of our assets but subject to the preferential rights of the holders of shares of any class or series of our shares ranking senior to such series or class of preferred shares with respect to our distribution of assets of liquidation, dissolution or winding up legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred shares and the corresponding amounts payable on all shares of other classes or series of shares of the Company ranking on a parity with that series or class of preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of any series or class of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of shares ranking junior to that series or class of preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement, holders of preferred shares will not have any voting rights.

Unless provided otherwise for any class or series of preferred shares, so long as any preferred shares remains outstanding, whenever dividends on any preferred shares shall be in arrears for six or more quarterly periods, regardless of whether such quarterly periods are consecutive, the holders of preferred shares (voting separately as a class with all other class or series of cumulative preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors at a special meeting called by an officer of the company at the request of a holder of the class or series of preferred shares or, if the special meeting is not called by an officer of the company within 30 days, at a special meeting called by a holder of the class or series of preferred shares designated by the holders of record of at least 10% of any class or series of preferred shares so in arrears (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent meeting until:

(1)

if such class or series of Preferred Shares has a cumulative dividend, all dividends accumulated on such Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and irrevocably set apart for payment or

(2)

if such class or series of Preferred Shares does not have a cumulative dividend, four consecutive quarterly dividends are paid or declared and irrevocably set apart for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

Unless provided otherwise in the applicable prospectus supplement, for any class or series of preferred shares, so long as any preferred shares remains outstanding, the company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of each class or series of preferred shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (with each class or series of preferred shares that is affected by the following voting separately as a class):

(1)

authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to such class or series of preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or reclassify any authorized securities of the Company into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or

(2)

amend, alter or repeal the provisions of the charter including the articles supplementary for such class or series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such class or series of preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or any increase in the amount of authorized shares of such class or series or any other class or series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of preferred shares shall have been redeemed or called for redemption and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

Under the North Carolina Business Corporation Act, the holders of outstanding Series A Preferred Shares are entitled to vote as a separate voting group (if shareholder voting is otherwise required by that Act and even though the charter provides that such shares are nonvoting shares) on a proposed amendment to our charter if the amendment would affect the Series A Preferred Shares in ways specified in that Act, including an increase or decrease in the number of authorized Series A Preferred Shares, a change in the designation, rights, preferences or limitations of all or part of the Series A Preferred Shares or the creation of a new class of stock having rights or preferences with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the company that are prior, superior or substantially equal to the rights of the Series A Preferred Shares.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of the preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of preferred shares.

Restrictions on Ownership and Transfer

As discussed above under “Description of Common Shares—Restrictions on Ownership and Transfer,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. This requirement is referred to as the “five or fewer” requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Code. Attribution rules in the Code determine if any individual or entity constructively owns our stock under the “five or fewer” requirement. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Code. A related party tenant is generally a tenant in which the REIT or an owner of 10% or more of the REIT owns, actually or constructively, 10% or more of the equity interests, by vote or value. Therefore, with regards to our charter each class or series of preferred shares will contain provisions restricting the ownership and transfer of the preferred shares. Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of our charter relating to the ownership limit for any class or series of preferred shares will provide as follows:

Our preferred share ownership limit provision will provide that, subject to certain exceptions, no holder of preferred shares may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, preferred shares in excess of the lesser of:

(1)	9.8% of the outstanding preferred shares of any class or series;

(2)

if the preferred shares are convertible into common shares, an amount of preferred shares which, if so converted at a time when all outstanding convertible shares were converted into common shares, would cause any person to own, actually or constructively, common shares in violation of the ownership limit or the existing holder limit;

(3)

an amount of preferred shares which would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the preferred shares are held during the last half of a taxable year) or would otherwise result in our failing to qualify as a REIT; or

(4)

an amount of preferred shares which would cause any person (other than Stanley K. Tanger, Steven B. Tanger and certain members of their families and affiliates) to own, actually or constructively, more than 9.8% of the value of our outstanding capital shares (in the aggregate).

The constructive ownership rules are complex and may cause preferred shares owned actually or constructively by a group of related individuals and/or entities to be deemed to be actually or constructively owned by one individual or entity. As a result, the acquisition of preferred shares (or the acquisition of an interest in any entity which owns our preferred shares or common shares) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own preferred shares in excess of the preferred share ownership limit.

The board of directors will be entitled to waive the preferred share ownership limit with respect to a particular shareholder if evidence satisfactory to the board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status.

All certificates representing preferred shares will bear a legend referring to the restrictions described above.

All persons who own a specified percentage (or more) of our outstanding capital shares must annually file an affidavit with us containing information regarding their ownership of shares as set forth in the applicable Treasury Regulations. Under current Treasury Regulations, the percentage is set between 0.5% and 5%, depending on the number of record holders of capital shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect, and constructive ownership of our capital shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

DESCRIPTION OF DEPOSITARY SHARES

General

The Company may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred shares, as specified in the applicable prospectus supplement. In this section, the terms “we,” “our” and “us” refer to the Company and not the Operating Partnership. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement among the Company, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred shares represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares to the preferred shares depositary, we will cause the preferred share depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the following summary is qualified in its entirety by reference thereto. The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete, and is subject to and qualified in its entirety by the provisions of the deposit agreement, our certificate of incorporation and the certificate of designation that are or will be filed with the SEC for the applicable series of preferred shares.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of the depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Upon surrender of the depositary receipts at the corporate trust office of the preferred share depositary (unless the related depositary shares have previously been called for redemption or converted), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

Whenever we redeem preferred shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided us shall have paid in full to the preferred share depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the related fractional interest of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the automatic redemption of the preferred shares or the automatic conversion of preferred shares into excess preferred shares which are transferred to a charitable trust.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts are entitled upon such redemption upon surrender thereof to the preferred share depositary.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred share depositary will vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we have agreed to take all reasonable action which may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the number of preferred shares represented by the depositary shares to the extent that it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fractional interest of the liquidation preference accorded each preferred share represented by the depositary share evidenced by the depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

The depositary shares, as such, are not convertible or exchangeable into our common shares or any other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT. Nevertheless, if the preferred shares represented by the depositary shares are specified in the applicable prospectus supplement to be convertible into common shares or other preferred shares, the depositary receipts evidencing such depositary shares may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct us to cause conversion of the preferred shares into whole common shares or other preferred shares (including excess preferred shares), and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the Company and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the depositary receipt or deposit agreement, as the case may be, as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred share depositary if:

(1)	the termination is necessary to preserve our status as a REIT; or

(2)

a majority of each series of preferred shares affected by termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the preferred share depositary with respect to each depositary receipt.

We have agreed that if the deposit agreement is terminated to preserve the our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

(1)	all outstanding depositary shares shall have been redeemed;

(2)

there shall have been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

(3)	all outstanding preferred shares shall have been converted into common shares or other preferred shares.

Charges of Preferred Share Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges, as well as the fees and expenses of the preferred share depositary for any duties requested by such holder to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred share depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depositary, any resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred shares.

Neither we nor the preferred share depositary will be liable if prevented or delayed, by law or any circumstances beyond its control, from performing its obligations under the deposit agreement. Our obligations, and the preferred share depositary under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or any preferred shares represented thereby unless satisfactory indemnity is furnished. We and the Preferred Share Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred share depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depositary shall be entitled to act on such claims, requests or instructions received from us.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and this offering of our capital stock and our Operating Partnership’s debt securities. For purposes of this discussion, references to “we,” “our” and “us” mean only Tanger Factory Outlet Centers, Inc., and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have received a private letter ruling from the IRS with respect to certain issues relevant to our qualification as a REIT. Although we may generally rely upon the ruling, no assurance can be given that the IRS will not challenge our qualification as a REIT on the basis of other issues or facts outside the scope of the ruling, and the statements herein are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock or partnership debt securities, or our election to be taxed as a REIT.

You are urged to consult your tax advisor regarding the tax consequences to you of:

•	the purchase, ownership and disposition of our securities or the Operating Partnership’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1993. We believe that we have been organized and have operated in a manner which has allowed us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1993, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “ —Failure to Qualify.” for potential tax consequences if we fail to qualify as a REIT.

Latham & Watkins LLP has acted as our tax counsel in connection with this offering of our common stock and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 1993, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate-level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

•	First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

•

Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•

Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•

Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “ —Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

•

Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our stock that are intended to assist us in continuing to satisfy the stock ownership requirements described in conditions (5) and (6) above. These ownership and transfer restrictions are generally described in “Restrictions on Ownership and Transfer.” in this prospectus, and a description of the stock ownership and transfer restrictions may also be contained in or incorporated by reference in the relevant prospectuses pursuant to which we offer securities from time to time. These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the stock ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these stock ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our stock and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “ —Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our Operating Partnership, including our Operating Partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “ —Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of our Operating Partnership and the majority of our subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “ —Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We and our Operating Partnership own interests in multiple companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “ —Asset Tests.” For taxable years beginning after December 31, 2017, taxpayers are generally subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. See “ —Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property;” and

•

We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend, and, since we control the general partner of our Operating Partnership, we do not intend to permit our Operating Partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of the value of such property.

For purposes of the gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the underlying obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the loan is not fully secured by real property, the interest income must be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property security. In this case, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have various investments in entities or properties located outside the United States, and from time to time we may invest in additional entities or properties located outside the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.

To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “ —Failure to Qualify” below. As discussed above in “ —General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our Operating Partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Through our control of the general partner of our Operating Partnership, we intend to cause our Operating Partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit our Operating Partnership or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our Operating Partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

Currently, certain wholly owned subsidiaries of our taxable REIT subsidiary provide services to certain of our tenants and pay rent to us and, from time to time, we may enter into additional leases with our taxable REIT subsidiaries that also provide services to our tenants. We believe we have set, and we intend to set in the future, any fees paid to our taxable REIT subsidiaries for such services, and any rent payable to us by our taxable REIT subsidiaries, at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and our Operating Partnership own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our Operating Partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our Operating Partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:

•	90% of our REIT taxable income; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “—General.”

For taxable years beginning after December 31, 2017, and except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships (including our Operating Partnership) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our Operating Partnership authorizes the general partner of our Operating Partnership to take such steps as may be necessary to cause our Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Tax Liabilities and Attributes Inherited in Connection with Acquisitions. From time to time, we or our Operating Partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “ —General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.

Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “ —Prohibited Transaction Income”).

Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.

Failure to Qualify. If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held indirectly through our Operating Partnership. In addition, our Operating Partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See “ —Taxation of Our Company—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity (e.g., our Operating Partnership) for all purposes under the Code, including all REIT qualification tests.

Entity Classification. Our interests in our Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our Operating Partnership or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “ —Taxation of Our Company—Asset Tests” and “ —Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “ —Taxation of Our Company—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our Operating Partnership or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our Operating Partnership and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Items of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our Operating Partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our Operating Partnership may, from time to time, acquire interests in property in exchange for interests in our Operating Partnership. In that case, the tax basis of these property interests generally will carry over to our Operating Partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our Operating Partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “ —Taxation of Our Company—Requirements for Qualification as a REIT” and “ —Annual Distribution Requirements.”

Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules. The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our Operating Partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Our Operating Partnership’s Debt Securities

The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or our Operating Partnership’s debt securities. This discussion is limited to holders who hold our capital stock or our Operating Partnership’s debt securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•

persons holding our capital stock or our Operating Partnership’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or our Operating Partnership’s debt securities being taken into account in an applicable financial statement;

•	persons deemed to sell our capital stock or our Operating Partnership’s debt securities under the constructive sale provisions of the Code; and

•	persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR OUR OPERATING PARTNERSHIP’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or our Operating Partnership’s debt securities that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or our Operating Partnership’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or our Operating Partnership’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or our Operating Partnership’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “ —Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “ —Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

•

include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “ —Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. Except as described below under “ —Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us,” If a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “ —Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder,

•	results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “ —Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.

If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “ —Dispositions of Our Capital Stock.”

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.

Taxation of Tax-Exempt Holders of Our Capital Stock

Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”), to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our capital stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1)	a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)	the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1)

the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock. Except as described below under “ —Redemption or Repurchase by Us,” Gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our capital stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange, and

(2)

such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “ —Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “ —Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Sale of Our Capital Stock.”

Taxation of Holders of Our Operating Partnership’s Debt Securities

The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of debt securities issued by our Operating Partnership. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

U.S. Holders

Payments of Interest. Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition. A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest. Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

•	the non-U.S. holder does not, actually or constructively, own 10% or more of our Operating Partnership’s capital or profits;

•	the non-U.S. holder is not a controlled foreign corporation related to our Operating Partnership through actual or constructive stock ownership; and

•

either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “ —Taxation of Holders of Our Operating Partnership’s Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or our Operating Partnership’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders. Payments of dividends on our capital stock or interest on our Operating Partnership’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on our Operating Partnership’s debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or our Operating Partnership’s debt securities.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our Operating Partnership’s debt securities, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or our Operating Partnership’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our Operating Partnership’s debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or our Operating Partnership’s debt securities.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or our Operating Partnership’s debt securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the securities offered by this prospectus to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities offered by this prospectus will be named in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Underwriters may offer and sell the securities offered by this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities offered by this prospectus upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities offered by this prospectus for whom they may act as agent. Underwriters may sell the securities offered by this prospectus to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. If so indicated in the applicable prospectus supplement, the underwriters may reimburse us for some or all of our expenses in an offering.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities offered by this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by this prospectus may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities offered by this prospectus from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement.

Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of the securities offered by this prospectus sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:

(1)

the purchase by an institution of the securities offered by this prospectus covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject, and

(2)

if the securities offered by this prospectus are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the securities offered by this prospectus less the principal amount thereof covered by delayed delivery contracts.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our subsidiaries. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, New York, New York and by Womble Bond Dickinson (US) LLP, Winston-Salem, North Carolina. Any underwriters, dealers or agents will be advised about the other issues relating to any offering by their own legal counsel. Latham & Watkins LLP and any counsel for any underwriters, dealers or agents will rely on Womble Bond Dickinson (US) LLP as to certain matters of North Carolina law.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Tanger Factory Outlet Centers, Inc.’s Annual Report on Form 10-K, and the effectiveness of Tanger Factory Outlet Centers, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Tanger Properties Limited Partnership’s Annual Report on Form 10-K, and the effectiveness of Tanger Properties Limited Partnership’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Tanger Properties Limited Partnership

$400,000,000

2.750% Senior Notes Due 2031

PROSPECTUS SUPPLEMENT

August 5, 2021

Joint Book-Running Managers

Wells Fargo Securities

Truist Securities

US Bancorp

BofA Securities

Co-Managers

Regions Securities LLC

Scotiabank

TD Securities

Stifel